UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2012

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0- 20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard,
Suite 950
Austin, Texas  78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on Form 8-K, on December 13, 2011, The NASDAQ Stock Market LLC (“NASDAQ”) notified Valence Technology, Inc. (the “Company”) that the Company was not in compliance with the $1.00 minimum bid price per share requirement for continued listing of its common stock on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Bid Price Rule”), because the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days.  Under Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 11, 2012, for its common stock to maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days within the stated 180-day period.

On June 19, 2012, the Company received a notification letter (the “Notification Letter”) from the NASDAQ Listing Qualifications Department (the “Staff”) dated June 12, 2012 which stated that the Company’s common stock is subject to delisting from The NASDAQ Capital Market because the Company had not regained compliance with the Bid Price Rule.  The Company is not eligible for a second 180 day period to regain compliance with the Bid Price Rule because the Company does not meet all of the other initial listing standards for The NASDAQ Capital Market (with the exception of the bid price requirement).  Specifically, the Company does not meet the initial listing requirement of having stockholders’ equity of at least $4 million.  The Notification Letter informed the Company that the Staff has determined to schedule the Company’s common stock for delisting from the NASDAQ Capital Market at the opening of business on June 21, 2012.  The Company has the right to request an appeal of this determination to the NASDAQ Hearings Panel (the “Panel”) and the hearing request will stay the suspension of the Company’s common stock.

By letter dated June 19, 2012, the Company requested a hearing to appeal the Staff's delisting determination to the Panel in accordance with NASDAQ's applicable procedures set forth in the Listing Rule 5800 Series.  Under applicable rules, the Company expects its common stock will remain listed on The NASDAQ Capital Market pending the Panel's decision.  There can be no assurance that the Company’s appeal will be successful and, in the event the appeal is not successful, the Company expects that its common stock will be delisted from The NASDAQ Capital Market.

On June 19, 2012, the Company issued a press release regarding the NASDAQ delisting.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1           Press Release dated June 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: June 19, 2012	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1           Press Release dated June 19, 2012